                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       FLEXIINTERNATIONAL SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                       FLEXIINTERNATIONAL SOFTWARE, INC.

                              TWO ENTERPRISE DRIVE
                           SHELTON, CONNECTICUT 06484

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY,
                                 APRIL 24, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FlexiInternational Software, Inc. (the "Company") will be held on Monday, April 24, 2000, at the offices Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect one Class III Director to serve for the ensuing three years.

     2. To ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 13, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of the Company's stockholders is open for examination by any stockholder at the principal offices of the Company, Two Enterprise Drive, Shelton, Connecticut 06484 and will be available at the meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,
                                            JOHN K.P. STONE III, ESQ.
                                            Assistant Secretary

Shelton, Connecticut
March 24, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                       FLEXIINTERNATIONAL SOFTWARE, INC.

                              TWO ENTERPRISE DRIVE
                           SHELTON, CONNECTICUT 06484

     PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FlexiInternational Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 24, 2000 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for the year ended December 31, 1999 is being mailed to stockholders concurrently with this Proxy Statement.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 24, 2000. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF STEFAN BOTHE, PRESIDENT, FLEXIINTERNATIONAL SOFTWARE, INC., TWO ENTERPRISE DRIVE, SHELTON, CONNECTICUT 06484. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on March 13, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 17,664,008 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for election of directors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 31, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group. Unless otherwise specified below, the address each of the below parties is c/o FlexiInternational Software, Inc., Two Enterprise Drive, Shelton, CT 06484.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY      PERCENTAGE OF COMMON
                     BENEFICIAL OWNER                             OWNED(1)        STOCK OUTSTANDING(2)
                     ----------------                        ------------------   --------------------
Furman Selz SBIC, L.P. and affiliates(3)...................      2,385,180                13.5%
  55 East 52nd Street, 37th Floor
  New York, NY 10055
James W. Schenck (4).......................................      1,212,499                 6.9%
William Blair Capital Partners V, L.P.(5)..................      1,167,790                 6.6%
  227 West Monroe Street
  Chicago, IL 60606
WR Hambrecht & Co., LLC and affiliate(6)...................      1,166,964                 6.6%
  550 15th Street
  San Francisco, CA 94103
Stefan R. Bothe (7)........................................      1,204,028                 6.8%
Jennifer V. Cheng (7)......................................        642,313                 3.6%
Robert A. Degan............................................              0             *
A. David Tory (9)..........................................         84,900             *
Frank T. Grywalski (10)....................................         10,000             *
Matthew M. Roy (11)........................................        117,500             *
David P. Sommers (12)......................................         20,000             *
S. Nicholas Deacon (13)....................................          7,113             *
All directors and executive officers as a group (8 persons)
  (14).....................................................      2,085,854                11.7%

---------------
 *  Less than 1%

 (1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after January 31, 2000 through the exercise of any stock option, warrant or other right (and any reference in these footnotes to shares subject to stock options refers only to such options.) The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

 (2) As of January 31, 2000, on which date there were a total of 17,664,008 shares of Common Stock outstanding.

 (3) Beneficial ownership of Furman Selz SBIC, L.P. and its affiliates as reported on Schedule 13G filed with the Commission in February 1999. Consists of 1,907,680 shares held by Furman Selz SBIC, L.P., 52,000 shares held by Fairway Capital Partners L.P., 1,500 shares held by Sangatuck International Ltd., 23,000 shares held by ING Baring Furman Selz LLC, 100,000 shares held by James L. Luikart, 101,000 shares held by Edmund Hajim and 200,000 shares held by Brian P. Friedman.

 (4) Beneficial ownership as reported on Schedule 13G filed with the Commission in February 1998.

 (5) Beneficial ownership as reported on Schedule 13G filed with the Commission in February 1998.

 (6) Beneficial ownership as reported on Schedule 13G filed with the Commission in February 2000. Consists of 550,000 shares and 616,964 shares with respect to which WR Hambrecht & Co., LLC and William R. Hambrecht, a member of WR Hambrecht & Co., LLC, respectively, share voting power.

 (7) Excludes 611,250 shares held by Ms. Cheng, Mr. Bothe's wife, as to which shares Mr. Bothe disclaims beneficial ownership.

 (8) Includes 31,063 shares subject to options held by Ms. Cheng and 5,000 shares held by Cheng Management Company, with respect to which Ms. Cheng shares voting and investment power. Excludes 1,204,028 shares held by Mr. Bothe, Ms. Cheng's husband, as to which shares Ms. Cheng disclaims beneficial ownership.

 (9) Includes 41,000 shares subject to options.

(10) Mr. Grywalski became an executive officer of the Company in May 1999.

(11) Includes 17,500 shares subject to options. Mr. Roy became an executive officer of the Company in January 1999 and ceased serving with the Company in February 2000.

(12) Consists of shares subject to options. Mr. Sommers became an executive officer of the Company in November 1998 and ceased serving with the Company in December 1999.

(13) Includes 1,446 shares subject to options. Mr. Deacon became an executive officer of the Company in January 1999 and ceased serving with the Company in January 2000.

(14) Includes an aggregate of 111,009 shares subject to options.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes, with members of each class holding office for overlapping three-year terms. At the end of 1999, Thomas C. Theobald and Brian P. Friedman resigned as a Class I and Class II directors, respectively. In March 2000, the Board of Directors elected Robert A. Degan to succeed Mr. Friedman as a Class II director. The Company is currently engaged in a search for Mr. Theobald's successor.

     The persons named in the enclosed proxy will vote to elect Stefan R. Bothe as a Class III Director, unless authority to vote for Mr. Bothe is withheld by marking the proxy to that effect. Mr. Bothe has indicated his willingness to serve, if elected, but Mr. Bothe should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

     Set forth below are each director's name, age, positions with the Company, principal occupation, business experience during at least the past five years, the names of other publicly held corporations of which such person is a director and the year during which each such person first became a director of the Company.

NOMINEE

  Class III Director (Term expires at 2000 Annual Meeting)

     A. DAVID TORY, age 57 has served on the Board of Directors of the Company since September 1997. Since September 1995, Mr. Tory has been an independent consultant. From November 1988 to September 1995, he was President and Chief Executive Officer of The Open Software Foundation, a non-profit consortium of major computer hardware and software companies and user organizations. Mr. Tory is also a director of ASI Solutions Incorporated.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

  Class I Director (Term expires at 2001 Annual Meeting)

     STEFAN R. BOTHE, age 51, has served as Chairman of the Board and Chief Executive Officer of the Company since March 1993. From November 1991 to February 1993, Mr. Bothe was President and Chief Executive Officer of DSI Group N.V., a Dutch-based international software company. From 1989 to 1991, Mr. Bothe was President and Chief Executive Officer of GEAC Computer Corporation Limited ("GEAC"), a software company. Prior to joining GEAC, Mr. Bothe was President of the Application Products Division of Computer Associates International, Inc. ("Computer Associates"), one of the largest software companies in the industry. While at Computer Associates, Mr. Bothe held numerous senior management positions, including President of the International Division, President of the Micro Products Division and Senior Vice President of Marketing.

  Class II Directors (Terms expire at 2002 Annual Meeting)

     JENNIFER V. CHENG, age 50, has served as a director of the Company since the Company's inception in 1990. She was also the Company's President from its inception through February 1999. Since June 1999, Ms. Cheng has been President of International Boutiques.com LLC, a start-up Internet retail company. In addition, since 1984, Ms. Cheng has been a General Partner and owner of Cheng Management Company, an investment partnership specializing in investments in emerging growth companies, including many technology companies. Prior to forming Cheng Management Company, Ms. Cheng served with several major financial organizations, including Morgan Stanley & Co., Inc., as an emerging growth stock analyst, Mutual Life Insurance Company of New York, as Director of Equity Investments, and Donaldson, Lufkin & Jenrette Securities Corporation, as Research Analyst.

     ROBERT A. DEGAN, age 61, has served as a director of the Company since March 2000. Mr. Degan has been a private investor since January 2000. From November 1998 to December 1999, Mr. Degan served as General Manager of the Enhanced Services & Migration Unit (formerly, Summa Four, Inc.) of Cisco Systems, Inc., a worldwide network solutions provider. From January 1997 to October 1998, Mr. Degan was Chairman, President and Chief Executive Officer of Summa Four, Inc., a developer of open platforms for telecommunications providers. From August 1996 to December 1996, Mr. Degan was President, Chief Executive Officer and a director of Tylink Corporation, a supplier of digital access products to users of high speed digital networks. Mr. Degan is also a director of Gensym Corporation and Overland Data, Inc.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has established a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's stock option plans. From January 1, 1999 to January 20, 1999, the Compensation Committee consisted solely of John Landry. On January 21, 1999, in connection with Mr. Landry's resignation as a director, Mr. Tory and Brian P. Friedman joined the Compensation Committee. At the end of 1999, Mr. Friedman resigned from the Board of Directors and the Compensation Committee has thereafter consisted solely of Mr. Tory. The Company has also established an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. From January 1, 1999 to January 20, 1999, the Audit Committee consisted of Messrs. Landry and Tory. On January 21, 1999, Thomas Theobald replaced Mr. Landry on the Audit Committee. At the end of 1999, Mr. Theobald resigned from the Board of Directors and the Audit Committee has thereafter consisted solely of Mr. Tory. The Compensation Committee met one time and the Audit Committee met seven times during 1999. The Board of Directors met 13 times and acted on one occasion by unanimous written consent during 1999. Each of the Company's current directors was present for at least 75% of such meetings.

DIRECTORS' COMPENSATION

     Pursuant to the Company's 1997 Director Stock Option Plan (the "Director Plan"), on the date of the Company's 1999 annual meeting of stockholders, Ms. Cheng, Mr. Friedman, Mr. Tory and Mr. Theobald each received an option to purchase 5,250 shares of Common Stock at $1.44 per share fully vested on the date of grant. Under the Director Plan, each nonemployee director receives an option to purchase 7,500 shares of Common Stock when initially elected to the Board of Directors, and each continuing nonemployee director receives an option to purchase 5,250 shares of Common Stock on the date of each annual meeting of stockholders after his or her election. The exercise price of all options granted under the Director Plan is the closing price of the Common Stock on the OTC Bulletin Board Service on the date of grant. The Director Plan provides that all options are fully vested on the date of grant. The Company also reimburses nonemployee directors for their out-of-pocket expenses in connection with their attendance at Board of Directors and committee meetings.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued for the three fiscal years ended December 31, 1999, 1998 and 1997 for the Company's Chief Executive Officer and such other executive officers as determined under the rules of the Commission (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                     ---------------------
                                                       ANNUAL COMPENSATION                  AWARDS
                                                ----------------------------------   ---------------------
               NAME AND                                               OTHER ANNUAL   SECURITIES UNDERLYING
          PRINCIPAL POSITION             YEAR    SALARY    BONUS(1)   COMPENSATION        OPTIONS(2)
          ------------------             ----   --------   --------   ------------   ---------------------
Stefan R. Bothe........................  1999   $200,000   $175,000          --                  --
  Chairman of the Board and              1998   $200,000   $275,065          --                  --
  Chief Executive Officer                1997   $200,000   $ 40,000          --                  --
Frank T. Grywalski(3)..................  1999   $118,141   $ 56,667          --             375,000
  Executive Vice President and
  Chief Operating Officer
Matthew M. Roy(4)......................  1999   $101,875   $ 90,902          --              55,594
  Former Vice President, Sales
  and Support
David P. Sommers(5)....................  1999   $165,000   $ 15,000     $35,000(6)           25,000
  Former Chief Financial Officer         1998   $ 20,625         --          --             100,000
S. Nicholas Deacon(7)..................  1999   $121,733   $ 27,005     $15,600(8)
  Former President and Managing
  Director, FlexiInternational Ltd.
  (UK)

---------------
(1) In the case of Mr. Roy, includes $36,957 in commissions earned. In the case of Mr. Deacon, consists entirely of commissions earned.

(2) Represents the number of shares covered by options to purchase shares of the Company's Common Stock granted during the fiscal year listed. The Company has never granted any stock appreciation rights.

(3) Mr. Grywalski joined the Company in May 1999.

(4) Mr. Roy became an executive officer of the Company in January 1999 and ceased serving as an executive officer of the Company in February 2000.

(5) Mr. Sommers joined the Company in November 1998 and ceased serving as an executive officer of the Company in December 1999.

(6) Consists of moving expenses.

(7) Mr. Deacon became an executive officer of the Company in January 1999 and ceased serving as an executive officer of the Company January 2000.

(8) Consists of auto lease expenses.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                           REALIZABLE VALUE
                                                                                              AT ASSUMED
                                                                                             ANNUAL RATES
                                              INDIVIDUAL GRANTS                             OF STOCK PRICE
                       ----------------------------------------------------------------      APPRECIATION
                                              PERCENT OF TOTAL   EXERCISE                     FOR OPTION
                       NUMBER OF SECURITIES   OPTIONS GRANTED      PRICE                         TERM
                        UNDERLYING OPTIONS    TO EMPLOYEES IN       PER      EXPIRATION   -------------------
        NAME                 GRANTED            FISCAL YEAR        SHARE        DATE         5%        10%
---------------------  --------------------   ----------------   ---------   ----------   --------   --------
Stefan R. Bothe......             --                  --              --            --          --         --
Frank T. Grywalski...        200,000                14.6%          $1.19      05/17/09    $149,362   $378,514
                             175,000                12.8%          $0.38      10/25/09    $ 41,271   $104,589
Matthew M. Roy.......         10,000                 0.7%          $1.97      02/01/09    $ 12,383   $ 31,381
                              10,000                 0.7%          $1.44      04/29/09    $  9,040   $ 22,910
                               1,000                 0.1%          $2.38      01/18/09    $  1,494   $  3,785
                              34,594                 2.5%          $0.38      10/25/09    $  8,159   $ 20,675
David P. Sommers.....         25,000                 1.8%          $.038      10/25/09    $  5,896   $ 14,941
S. Nicholas Deacon...             --                  --              --            --          --         --

     Amounts reported in the last two columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table sets forth, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1999, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each such officer on December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                SHARES                       OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                               ACQUIRED                          YEAR-END                FISCAL YEAR-END(2)
                                  ON         VALUE       -------------------------    -------------------------
            NAME               EXERCISE   REALIZED(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
            ----               --------   -----------    -------------------------    -------------------------
Stefan R. Bothe..............  187,500      $68,303                0/      0                  --  /     --
Frank T. Grywalski...........       --           --                0/375,000                  --  /$57,418
Matthew M. Roy...............       --           --           13,800/ 59,169                  --  /$11,350
David P. Sommers.............       --           --           20,000/105,000                  --  /$ 8,203
S. Nicholas Deacon...........    5,667      $ 6,673            1,446/ 11,012                  --  /     --

---------------
(1) Based on the fair market value of the Common Stock on the date of exercise, less the option exercise price.

(2) Based on the fair market value of the Common Stock on December 31, 1999 ($.70 per share), less the option exercise price.

SEVERANCE AGREEMENTS

     In February 1999, the Company entered into a severance agreement with Ms. Cheng in connection with her ceasing to serve as an executive officer of the Company. Under the agreement, the Company makes 12 monthly payments to Ms. Cheng totaling $319,652 in the first year after Ms. Cheng's termination of employment. The Company will continue to pay Ms. Cheng up to 12 such additional monthly payments in the second year following termination, until she secures other employment.

     In February 1999, the Company entered into a severance agreement with Mr. Schenck in connection with his ceasing to serve as an executive officer of the Company. Under the agreement, the Company makes 12 monthly payments to Mr. Schenck totaling $189,000 in the first year after Mr. Schenck's termination of employment. The Company will continue to pay Mr. Schenck up to 12 such additional monthly payments in the second year following termination, until he secures other employment. In July 1999, Mr. Schenck secured other employment, and all payments ceased under the agreement in February 2000.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from December 12, 1997, the date on which the Company's stock began trading on the Nasdaq National Market, through December 31, 1999, with the cumulative total return of (i) the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq National Market and (ii) a self-determined peer group index over the same period. The self-determined Peer Group Index consists of the Company, Baan Company NV, Computron Software, Inc., Great Plains Software, Inc., J.D. Edwards & Company, Platinum Software Corporation, Clarus Corporation, Infinium Software, Inc., PeopleSoft Inc. and Walker Interactive Systems, Inc. This comparison assumes the investment of $100 on December 12, 1997 in the Company's Common Stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                                                   FLEXIINTERNATIONAL        NASDAQ STOCK MARKET (US      SELF-DETERMINED PEER
                                                     SOFTWARE, INC.                COMPANIES)                     GROUP
                                                   ------------------        -----------------------      --------------------
12/31/1997                                               140.90                      102.30                      115.00
12/31/1998                                                21.60                      144.10                       61.20
12/31/1999                                                 4.50                      262.00                       74.30

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Company established a Compensation Committee of the Board of Directors in December 1997. From January 1, 1999 to January 20, 1999, the Compensation Committee consisted solely of John Landry, a former member of the Board of Directors. On January 21, 1999, in connection with Mr. Landry's resignation as a director, Mr. Tory and Brian P. Friedman joined the Compensation Committee. At the end of 1999, Mr. Friedman resigned from the Board of Directors and the Compensation Committee has thereafter consisted solely of Mr. Tory. The Committee was responsible for determining salaries and incentive compensation in 1999 for employees of FlexiInternational, including its Chief Executive Officer and other executive officers, and for granting options under and administering FlexiInternational's stock plans.

     FlexiInternational's compensation program is designed to achieve the following objectives:

     - Provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Company's customers and achieve its strategic objectives;

     - Recognize and reward individual performance and responsibility; and

     - Align management's interest with the interests of the stockholders and the success of the Company through long-term equity incentives.

     COMPENSATION PROGRAM

     General. FlexiInternational's executive compensation program consists of base salary, annual incentive compensation, long-term equity incentives in the form of stock options and certain benefits, such as life and medical insurance and a 401(k) savings plan, which are generally available to all employees of the Company. The Committee believes that its executive compensation program provides an overall level of compensation that is competitive in the accounting software industry and comparable to those of other companies of similar size and complexity.

     Base Salary. Base salary compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Salary is determined within this range by FlexiInternational's financial performance and the individual's performance based on predetermined non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Cash Incentives. Cash incentive compensation is designed to tie compensation to performance by the Company and by the individual. The Committee considers a number of factors in determining whether incentive awards should be paid, including achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals. The Committee also considers the achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of performance than on quantitative data or objective criteria.

     Long-Term Incentive Compensation. During fiscal 1999, long-term incentives were provided in the form of options under FlexiInternational's 1997 Stock Incentive Plan and an offering under its 1997 Employee Stock Purchase Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in FlexiInternational's Common Stock. 1997 Stock Incentive Plan. Stock options are generally granted at an option price equal to the fair market value of the Common Stock on the date of grant. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Committee evaluates a variety of factors, including:

     - the job level of the executive,

     - option grants awarded by competitors to executives at a comparable job levels,

     - past, current and prospective service rendered by the executive and

     - the current equity holding of the executive.

     During fiscal 1999, the Committee approved option grants for an aggregate of 474,657 shares of Common Stock to the Named Executive Officers.

     1997 Employee Stock Purchase Plan. The 1997 Employee Stock Purchase Plan is available to virtually all employees, including executive officers, and allows participants to purchase shares at a discount of 15 percent from the fair market value at the beginning or end of the applicable purchase period. During 1999, one offering was made under this plan with a per-share purchase price of $1.22.

  Compensation of Chief Executive Officer

     The Committee determined the salary for fiscal 1999 for the Company's Chief Executive Officer, Mr. Bothe, based on subjective and objective factors, including the Company's operating results for the year. Using these criteria, the Committee continued Mr. Bothe's base salary for 1999 at its 1998 level of $200,000. The Committee also awarded Mr. Bothe a bonus for fiscal 1999 of $175,000. The Committee believes that Mr. Bothe's total compensation for fiscal 1999 was appropriate in light of the Company's performance and circumstances in its market place, including particularly the Y2K-related slowdown in enterprise software system purchasing. The Committee intends to assess Mr. Bothe's compensation from time to time to assure that it remains competitive within the accounting software industry.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows tax deductions to publicly traded corporations for compensation over one million dollars to the corporation's chief executive officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this disallowance if certain requirements are met. Although the Committee is considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                            A. David Tory

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by persons required to file reports ("Reporting Persons") with the Commission under Section 16(a) of the Exchange Act, and written representations from certain Reporting Persons, the Company believes that, except as follows, all filings required to be made by Reporting Persons of the Company were timely filed. On March 23, 2000, Mr. Bothe filed a report on Form 5 that was due to be filed on February 14, 2000.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     In December 1999, with the approval of the Audit Committee and the concurrence of the Board of Directors, the Company engaged Deloitte & Touche LLP as its independent auditors and dismissed its former independent auditors, PricewaterhouseCoopers LLP, effective as of that date. Prior to the engagement of Deloitte & Touche LLP, PricewaterhouseCoopers LLP had served as the independent auditors of the Company since 1994. Prior to the engagement there were no consultations between Deloitte & Touche LLP and the Company regarding the treatment of accounting, auditing or financial reporting issues. PricewaterhouseCoopers LLP performed audits of the Company's financial statements for the years ended December 31, 1997 and 1998, and issued audit reports dated January 26, 1998 and February 3, 1998, for fiscal year 1997, and dated January 26, 1999, February 26, 1999, and August 11, 1999, for fiscal year 1998, which contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report as reissued on August 11, 1999 for the year ended December 31, 1998 included modifications relating to (i) a restatement with respect to the revenue recognition of certain contracts, and (ii) the existence of substantial doubt about the Company's ability to continue as a going concern. There have been no disagreements between the Company and PricewaterhouseCoopers LLP in connection with the audit of the Company's financial statements for the fiscal years ended December 31, 1997 and 1998, and in the subsequent interim period through December 13, 1999, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in its report on the Company's financial statements for any such periods. PricewaterhouseCoopers LLP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements.

     Although stockholder ratification of the Board of Directors' selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Representatives of the Company's former independent auditors, PricewaterhouseCoopers LLP, are not expected to be present at the Annual Meeting.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Shelton, Connecticut not later than November 17, 2000, in order to be included in the proxy statement for that meeting.

     The Company's Bylaws require all stockholder proposals to be timely submitted in advance to the Company at the above address (other than proposals submitted for inclusion in the Company's proxy statement and form of proxy as described above). To be timely, the Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2000 Meeting; provided that, if less than 70 days' notice or prior public disclosure of the date of the 2000 Meeting is given or made, the notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

                                            By Order of the Board of Directors,
                                            JOHN K.P. STONE III, ESQ.
                                            Assistant Secretary

March 24, 2000

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY                   FLEXIINTERNATIONAL SOFTWARE, INC.                  PROXY

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Stefan R. Bothe and John K. P. Stone III, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of FlexiInternational Software, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Monday, April, 24 2000 at 10:00 a.m., local time, and at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------


[X]      PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

1. To elect the person listed below as a Class III Director:

                                            FOR the        WITHHOLD AUTHORITY
                                            nominee    to vote for the nominee
         A. David Tory                        [ ]                 [ ]


2. To ratify the selection of Deloitte        FOR       AGAINST      ABSTAIN
   & Touche LLP as the Company's              [ ]         [ ]          [ ]
   independent accountants for the
   current fiscal year.




SIGNATURE ______________ DATE _______ SIGNATURE _________________ DATE ________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.